Exhibit 107

Calculation of Filing Fee Tables

……S-3…..

(Form Type)

……………………China Pharma Holdings, Inc.………………………..…

(Exact Name of Registrant as Specified in its Charter)

…………………Not Applicable…………………

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)(2)		Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Common Stock, par value $0.001 per share
	Equity	Preferred Stock, par value $0.001 per share
	Debt	Debt Securities	457(o)
	Other	Warrants
	Other	Rights
	Other	Units
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf				$5,000,000		0.0001476	$738
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Equity	Common Stock, par value $0.001 per share
	Equity	Preferred Stock, par value $0.001 per share
	Debt	Debt Securities	415(a)(6)							S-3	333-251973	January 21, 2021	$4,909.50
	Other	Warrants
	Other	Rights
	Other	Units
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf				$45,000,000	(3)(4)
	Total Offering Amounts					$50,000,000			$5,647.50
	Total Fees Previously Paid								$4,909.50
	Total Fee Offsets								—
	Net Fee Due								$738

(1)	There are being registered under this Registration Statement such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, such indeterminate number of rights to purchase common stock or preferred stock and such indeterminate number of units as may be sold by the Registrant from time to time, which together shall have an aggregate offering price not to exceed $50,000,000. If the Registrant issues any debt securities at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $50,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The Registrant may sell any securities it is registering under this Registration Statement separately or as units with the other securities it is registering under this Registration Statement. The Registrant will determine, from time to time, the proposed maximum offering price per unit in connection with its issuance of the securities it is registering under this Registration Statement. The securities it is registering under this Registration Statement also include such indeterminate number of shares of common stock and preferred stock and such indeterminate principal amount of debt securities as the Registrant may issue upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), the shares the Registrant is registering under this Registration Statement include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares the Registrant is registering as a result of stock splits, stock dividends or similar transactions.

(2)	The Registrant will determine the proposed maximum aggregate offering price per class of security from time to time in connection with its issuance of the securities the Registrant is registering under this Registration Statement and the Registrant is not specifying such price as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is hereby registering $45,000,000 of unsold securities (the “Unsold Securities”) previously registered on the Registrant’s prior registration statement on Form S-3 (File No. 333-251973) filed on January 8, 2021 and declared effective on January 21, 2021 (the “Prior Registration Statement”). The registration fee of $5,455 previously paid by the Registrant relating to the securities registered under the Prior Registration Statement, which also includes the Unsold Securities, will continue to be proportionally applied to those Unsold Securities pursuant to Rule 415(a)(6), and no additional registration fee is being paid as to those Unsold Securities. Pursuant to Rule 415(a)(6), the offering of such Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.
(4)	Pursuant to Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell Unsold Securities under the Prior Registration Statement until the earlier of (i) the date on which this Registration Statement is declared effective by the Securities and Exchange Commission, and (ii) the date which is 180 days after the third anniversary of the effective date of the Prior Registration Statement (the “Expiration Date”). Pursuant to Rule 415(a)(6) under the Securities Act, if on or prior to the Expiration Date the Registrant sells Unsold Securities under the Prior Registration Statement, the Registrant shall file a pre-effective amendment to this Registration Statement to update the amount of Unsold Securities which are being registered under this Registration Statement, and upon effectiveness of this Registration Statement may continue to offer and sell such Unsold Securities under this Registration Statement.